Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 1 on Form S-8 to Form S-4 of our reports dated March 1, 2018, relating to the consolidated financial statements of Penn National Gaming, Inc. and Subsidiaries and the effectiveness of Penn National Gaming, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Penn National Gaming, Inc. and Subsidiaries for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

October 15, 2018